AGREEMENT

             THIS AGREEMENT entered into as of the 7th day of March, 1997 by and between DANALEX, INC., a Florida corporation (hereinafter referred to as the "Seller") and CHICKEN KITCHEN CORPORATION, a Florida corporation, with an office at 5415 Collins Avenue, Suite 305, Miami Beach, FL 33140 (hereinafter referred to as the "Buyer").
             WHEREAS, the Seller is the owner and operator of a Chick-2- Chick grilled chicken store located at Bayside Marketplace (hereinafter called the "Business"); and
             WHEREAS, the Seller desires to sell and the Buyer desires to buy the Business,
             NOW THEREFORE, the parties hereto agree as follows:

             1.          Business Sold:
             The Seller agrees to sell and the Buyer agrees to buy the Business. Said sale shall include all of the personal property, equipment, inventory, leasehold improvements and other assets utilized in the Business, (inventory such as food, drink, paper goods will be pro-rated at cost at Closing), including those assets listed on Exhibit A annexed hereto, and all other equipment commonly used in connection with the operation of the Business, including the following:

             A.          The right to the telephone numbers of the Business.
             B.          Seller's leasehold interest.
             C.          All insurance policies covering the Business.
             D.          Customer mailing lists, subject to the extent such
lists exist.
             Such sale, conveyance, transfer and delivery shall be free and clear of all liens, obligation, liabilities and encumbrances except as specifically provided herein. Between the execution of this agreement and closing, there shall be no material change in the Seller's Business.
             2.          Purchase Price and Terms of Payment.
             The purchase price shall be payable as follows:
                         A.         $60,000 down payment upon execution.
                         B.         $540,000 upon Closing payable to Seller.
                         C.         35,000 shares of Chicken Kitchen Corporation
common stock conveyed to Seller upon execution of this agreement. In the event of Buyer's unjustified failure to close, Seller shall retain such shares as liquidated damages herein, together with the $60,000 down payment. Such shares are not registered under the Securities Act of 1933 and require a one-year holding period before sale pursuant to Rule 144.
             3.          Access to Information.
             Seller shall furnish to Buyer all reasonable information with respect to the Business, affairs and properties of Seller as Buyer may from time to time request and Seller will instruct all of its personnel to give full and complete access to an cooperation to Buyer and its representatives. Promptly upon execution of this



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agreement,  Seller shall use its best efforts to obtain all consents (including, without limiting the generality of the foregoing, consents of any government or governmental agency) necessary to the assignment and transfer to Buyer to effect the sale, delivery, transfer and conveyance contemplated herein. From time to time after the closing, at Buyer's request, Seller agrees to execute and deliver at Buyer's expense such other instruments of conveyance and transfer and take such other actions Buyer in possession of any property to convey, transfer to, vest in Buyer, and to put Buyer in possession of any property to be sold, conveyed, transferred and delivered hereunder, and in the case of contracts and rights, if any, that have not at the closing been transferred effectively due to the lack of consent of third parties, endeavor to obtain such consent promptly, and if any such consents be unobtainable, to use its best efforts to provide Buyer with the benefits thereof in some other manner.
             4.          Liabilities.
             Buyer doe not assume or agree to assume and shall not acquire or take over any liabilities or obligation of any kind or nature of Seller, direct, contingent or otherwise, including any liabilities, expenses, or taxes arising our of the transaction contemplated herein and Buyer shall be identified and held harmless from any such liabilities arising prior to the Closing or arising out of this Agreement and the transactions contemplated herein, except that upon Closing as herein contemplate, Buyer assumes and agrees to pay, assume and discharge the liabilities of Seller listed as part of the closing statement and will indemnify and hold harmless Seller from such listed liabilities and no others and receive a credit for such amount at closing.
             5.          Adjustments; Prorations; Obligations.
             Rent, utilities, deposits, payroll taxes and other items upon which the parties may agree shall be adjusted as of the time closing. Seller shall be entitles to a credit for food, drink and paper goods transferred at closing at cost.
             6.          Seller's Representations and Warranties.
             The Seller hereby represents and warrant to the Buyer, the following:
                         A.         Seller has good and marketable title to the
Business and all of the assets enumerated on Exhibit "A" attached hereto and incorporated herein by reference, and any other assets of the Business (exclusive of the name); and that Seller has the absolute right to sell, assign, and transfer the same to the Buyer free and clear of all liens, pledges, security interests or encumbrances.
                         B.         The Business is not being operated in
violation
of any federal, state, county or city or other governmental law, statute or any regulation or rule, and that Seller is in compliance with all the laws, regulations and ordinances applicable to the Business.
                         C.         Between the date hereof and the closing,
Seller
will conduct the Business diligently and in the ordinary course, use its best efforts to preserve the relationship of suppliers,




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customers,  employees  and others  having  business  relationships  with it, and operate the Business in accordance with sound business practices. Seller will assist Buyer to hire as of the Closing all employees of Seller designated by Buyer and will terminate the employment of all other employees. Seller will pay all debts and liabilities of Seller other than those expressly assumed by Buyer herein and indemnify and hold harmless Buyer from such debts and liabilities, except those assumed by Buyer at closing.
                         D.         Seller will, ten (10) days after request by
Buyer, provide to Buyer any and all necessary and reasonable partnership, corporate director and shareholder resolutions and/or other documents verifying the authority of the Seller to transfer title to the assets governed by this Agreement.
                         E.         Seller is in good standing and there is no
action or proceeding now pending to dissolve the corporation or to declare its corporate rights, powers, franchises or privileges, or any of them, to be null and void.
                         F. Seller warrants that it is not in the hands of
a receiver, nor is any application for a receiver pending.
                         G.         There is no suit, proceeding or litigation
pending, or to the Seller's knowledge threatened, against or related to the Seller, its property or the Business, nor does the Seller know of or have reasonable grounds to know of any basis for such suit, proceeding or litigation.
                         H.         Seller has paid or will pay out of the
Purchase
Price all sales, withholding and other taxes due in connection with the operation of the Business prior to closing.
                         I.         Since January 1, 1996, the Business has not
suffered any material loss or casualty to any of the assets being sold herein.
                         J.         The Financial information provided to Buyer
about Seller, including its sales, expenses and earnings, is substantially and materially accurate, true and correct. This information consists of the 1993, 1994 and 1995 tax returns.
                         K.       Buyer has obtained a copy of the leases under
which Seller occupies the premises specified above, Buyer accepts said leases as is and there is no condition precedent to a negotiated lease or other lease modifications for closing. Seller is not in default under the said leases and no defaults have been alleged thereunder by lessee or lessor. Neither this Agreement nor anything provided to be done under this agreement, including transfer of Seller's rights under said leases, violates or shall violate any lease, contract, document, understanding agreement, arrangement or instrument to which Seller is a party or by which it may be bound.
                         L.         The foregoing representations and warranties
shall be true and correct as of closing and this shall be a condition to Closing, and shall survive the Closing for a period of one (1) year thereafter, and Luca Donno, Karen Donno and Tony Napolielio, principals of Seller, shall indemnify and hold harmless Buyer from any damages arising out of any breach of any term herein by Seller.



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             7.          Risk of Loss.
             Risk of loss for any item transferred as a result of this Agreement shall remain with the Seller until the Closing, in that as of the Closing, Sellers' equipment shall be in good operating condition and repair and its inventory shall be of a quality which are useable and saleable in the ordinary course of the Business.
             8.          Condition Precedent to Buyer's Obligations.
             The obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions, and or all of which may be waived in writing by Buyer:
                         A.         All representations and warranties of Seller
shall be true and correct as of the Closing.
                         B.       Seller shall have duly performed and compiled
with all agreements, covenants and conditions required by this Agreement to be performed or complied with by any of them at or prior to the Closing.
                         C.         There shall not have been instituted or
threatened any litigation or governmental action, investigation or proceeding challenging the consummation of any transaction contemplated by or incidental to this Agreement.
             9.          Buyer's Representation.
             Buyer represents that it has:
                         A.       Examined the Business operation of the Seller.
                         B.         Inspected the personal property being sold
hereunder, all of which is purchased AS IS.
                         C.      Received copies of and reviewed Seller's 1993,
1994 and 1995 income tax returns; and the books and records of the Seller.
                         D.         Received a copy of the Business lease.
                         E.         Spoken directly with representatives of the
owner of Bayside relative to assignment and the possibility of extension of the leasehold interest.
                         F.      Not relied upon any oral representations of the
Seller, its officers, directors, stockholders or employees in entering into this agreement.
                         G.         Satisfied itself after due diligence that it
desires to enter into this agreement and close the transaction without the necessity of further due diligence or conditions precedent, other than as specified in this agreement.
             10.         Closing.
                         A.       The date of closing of this transaction shall
be specified by buyer, but no later than August 31, 1997. The place of closing shall be at the office of Buyer's attorney in Miami, Florida.
                         B.         At the Closing, Seller shall transfer and
assign to Buyer all of the business and assets of Seller to be transferred hereunder including, but not limited to, (i) all assets, of the Business, including those reflected on Exhibit "A" and not disposed of in the ordinary course of business, plus all assets of Seller acquired for the restaurant since the date of this agreement and contemplated to be sold hereunder; (ii) keys to the Business premises and cash registers; (iii) all interests in lease



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nd any insurance  policies being issued hereunder,  subject to prorations;  (iv)
copies of all books and financial records of account (except stock books, stock registers, minute books and such other books and papers as do not pertain to the business, properties or operations of Seller).
                         C.       At the Closing, Seller shall deliver to Buyer
in form reasonably satisfactory to counsel for Buyer such bills of sale, assignments, deeds or other conveyances and all third party consents as may be appropriate or necessary to effect the transfer to Buyer of the property and rights as contemplated herein. From time to time after closing, at Buyer's request and without expense to Seller and without further consideration from Buyer, Seller shall execute and deliver such other instruments of conveyance and transfer to and vest in Buyer and to put Buyer in possession of any asset or property to be sold, conveyed, transferred and delivered hereunder.
             11.         Litigation.
             Any dispute between the parties relating to this agreement shall be settled by binding arbitration in Dade County, Florida in accordance with the rules for commercial arbitration of the American Arbitration Association.
             12.         Binding Effect.
             All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforced by the heirs, successors and assigns of the parties hereto. Assignment of Buyer's franchise rights shall be pursuant to assignment provisions in the respective franchise agreements.
             13.         Controlling Law.
             This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.
             14.         Procedure for Notices Hereunder.
             Any notice, request, instruction or other document to be
given hereunder by either party to the other shall be in writing, delivered personally or sent by certified mail, postage prepaid:
             To the Seller:                          Danalex Inc.
                                            7741 S.W. 170th Street
                                            Miami, FL 33157

             To the Buyer at:               Chicken Kitchen Corporation
                                            5415 Collins Avenue, Suite 305
                                            Miami Beach, FL 33140

             15.         Audit.

             Seller will give full cooperation to Buyer and its accountant in connection with obtaining an audit of the Business, including access to and copies of work papers, schedules, financial statements and supporting documents. Expenses related to such audit shall be paid for by the Buyer and shall not interfere with Seller's Business. The audit or completion thereof shall not be a condition of closing, but its only to accommodate Buyer, should Buyer need an audited statement for its own purpose.



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             16.         Default.
             Should the Seller default in the terms and conditions hereof, through no fault of the Seller, then the Seller shall retain the 35,000 shares and the $60,000 deposit as liquidated damages.
             17.         Entire Agreement.
             this instrument contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and supersedes any prior representations or agreements, oral or written, between the parties. Signed, sealed and delivered DANALEX, INC., Seller in the presence of:

                                                     By:





                                     LUCA DONNO (as to Article 6 only)




                                        KAREN DONNO (as to Article 6 only)




                                         TONY NAPOLIELLO (as to Article 6
only)



                                              CHICKEN KITCHEN CORPORATION,
                                                     Buyer

                                                     By:

















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